UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2006

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

At a special meeting held February 22, 2006, shareholders of Galaxy Energy Corporation approved the issuance of shares of common stock upon conversion of the convertible notes issued in 2004 and May 2005, in lieu of cash payments on the convertible notes, and upon exercise of the warrants that have been issued or are issuable under the terms of the notes, to the extent such issuance would require shareholder approval under the rules of the American Stock Exchange. Of the 35,709,161 shares present in person or by proxy at the meeting, shareholders holding 33,366,126 shares (93.44%) voted in favor of the proposal, 1,172,412 shares (3.28%) voted against or withheld their votes, and 1,170,623 shares (3.28%) abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
February 22, 2006	By: /s/ Marc E. Bruner Marc E. Bruner, President